N-SAR Item 77Q(3) Exhibit

     (a)(i)  Not applicable at this time.


     (a) (ii) There were no significant changes in Evergreen Equity Trust's internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective action with regard to significant deficiencies and material weaknesses.

     (a) (iii) Certification

     I, Carol A. Kosel, certify that:




1.       I have reviewed this report on Form N-SAR of Evergreen Equity Trust;




2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which the statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations and changes in net assets, of the registrant as of, and for, the periods presented in this report.

     Date:






     Carol A. Kosel
     Principal Financial Officer
     Evergreen Investments

                                      N-SAR Item 77Q(3) Exhibit

     (a)(i)  Not applicable at this time.


     (a) (ii) There were no significant changes in Evergreen Equity Trust's internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective action with regard to significant deficiencies and material weaknesses.

     (a) (iii) Certification

     I, William M. Ennis, certify that:




1.       I have reviewed this report on Form N-SAR of Evergreen Equity Trust;




2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which the statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations and changes in net assets, of the registrant as of, and for, the periods presented in this report.

     Date:








     William M. Ennis
     Principal Executive Officer
     Evergreen Investments

     Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

                  72DD              73A              74U               74V


     Blue             Dollar                          Per Share        Shares

     Chip Fund #17 Distributions     Distributions    Outstanding  NAV

     Class A      0                0.000000             11,053,960        19.91


     Class B      0                 0.000000             11,468,599        19.22


     Class C      0                 0.000000             583,821           19.28


     Class I      0                 0.000000             461,590           19.89



     Equity           Dollar        Per Share        Shares


     Income Fund #6 Distributions     Distributions    Outstanding     NAV

     Class A      1,979,933         0.560000         3,512,337         17.81


     Class B      2,923,998         0.410000         6,498,022         17.66


     Class C      365,796           0.410000         1,001,825        17.65

     Class I      19,394,315        0.620000         30,011,164        17.81


     Growth and      Dollar           Per Share         Shares


     Income Fund #1 Distributions     Distributions    Outstanding   NAV

     Class A      0                 0.000000     5,521,628         18.58


     Class B      0                 0.000000     17,558,531        17.80


     Class C      0                 0.000000     673,126           17.81

     Class I      0                 0.000000     6,006,379         18.80


     Small Cap    Dollar            Per Share        Shares


     Value Fund #5 Distributions     Distributions    Outstanding     NAV

     Class A      0                 0.000000        12,484,715        18.10


     Class B      0                 0.000000        8,369,963         17.62


     Class C      0                 0.000000        3,138,390         17.59

     Class I      0                 0.000000        13,976,340        18.24
     Class IS     0                 0.000000        57,585            18.14


     Value        Dollar            Per Share        Shares


     Fund #3   Distributions     Distributions    Outstanding       NAV

     Class A      2,114,595         0.100000     21,129,932          14.37


     Class B      176,766           0.020000     6,340,257           14.24


     Class C      8,290             0.020000     425,062             14.23

     Class I      254,600           0.130000     1,874,727           14.39

Special Values        Dollar            	Per Share        Shares


     Fund #28   Distributions     Distributions    Outstanding     NAV

     Class A      377,055        0.100000     4,506,171          18.09


     Class B      586	           0.010000     165,619           17.92


     Class C     338	             0.020000     106,267           17.96

     Class I      1,453,283          0.150000     11,912,117       18.13